Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

TAVERN ACQUISITION CORP.

Pursuant to § 102 of the General Corporation Law

of the State of Delaware

The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of Delaware, does hereby certify:

FIRST: The name of the Corporation is Tavern Acquisition Corp.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

1. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of Common Stock.

2. Voting Rights. At every annual or special meeting of stockholders of the Corporation, every holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his name on the books of the Corporation.

3. Liquidation, Dissolution, or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of all outstanding shares of Common Stock shall be entitled to share ratably in the remaining net assets of the Corporation.

FIFTH: The name and mailing address of the Incorporator is as follows:

Name	Mailing Address
Tom Combs	c/o Fried, Frank, Harris, Shriver & Jacobson One New York Plaza New York, New York 10004

SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article EIGHTH by the stockholders of the

Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH: The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 1998 and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.

Tom Combs, Incorporator

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TAVERN ACQUISITION CORP.

I, the undersigned, being the Secretary of Tavern Acquisition Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DO HEREBY CERTIFY:

FIRST: That the name of the Corporation is Tavern Acquisition Corp.

SECOND: That the Certificate of Incorporation of Tavern Acquisition Corp. is hereby amended to effect a change in the corporate name pursuant to Section 242(a) of the General Corporation Law of the State of Delaware as follows:

Paragraph FIRST of the Certificate of Incorporation is hereby amended as follows:

“FIRST: The name of the Corporation is Chandler’s Restaurant, Inc.”

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 14th day of April, 1999.

/s/ Thomas H. Lister
Thomas H. Lister Secretary

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CHANDLER’S RESTAURANT, INC.

I, the undersigned, being the Secretary of Chandler’s Restaurant, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DO HEREBY CERTIFY:

FIRST: That the name of the Corporation is Chandler’s Restaurant, Inc.

SECOND: That the Certificate of Incorporation of Chandler’s Restaurant, Inc. is hereby amended to effect a change in the corporate name pursuant to Section 242(a) of the General Corporation Law of the State of Delaware as follows:

Paragraph FIRST of the Certificate of Incorporation is hereby amended as follows:

“FIRST: The name of the Corporation is Yankee Candle Restaurant Corp.”

THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have signed this certificate this 26th day of July, 1999.

/s/ Thomas H. Lister
Thomas H. Lister Secretary